UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-16097	74-1790172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas	77072
(Address of principal executive offices)	(Zip Code)

281-776-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

The Men’s Wearhouse, Inc. (the “Company”) has received notice of the result of the arbitration between JA Apparel Corp., a subsidiary of the Company (“JA Apparel”), and  a former licensee of JA Apparel.  The arbitration, initiated by the former licensee, related to an alleged breach by JA Apparel of license agreements for the manufacture of certain Joseph Abboud® branded merchandise.  Although the Company does not believe that the former licensee’s claim had merit, the arbitrators awarded the former licensee approximately $42.6 million in damages.  The Company is surprised and disappointed at the outcome but has agreed to pay such award to resolve the dispute.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEN’S WEARHOUSE, INC.

Date: January 16, 2015	By:	/s/ Brian T. Vaclavik
	Name:	Brian T. Vaclavik
	Title:	Senior Vice President and Chief Accounting Officer